DATA I/O CORPORATION

NOTICE OF 2009

ANNUAL MEETING

and

PROXY STATEMENT

DATA I/O CORPORATION

March 27, 2009

To Our Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Data I/O Corporation, which will be held at Data I/O’s headquarters at 6464 185th Ave NE, Suite 101, Redmond, Washington 98052. The meeting will begin at 2:00 p.m. Pacific Daylight Time on Thursday, May 14, 2009.

Officers of Data I/O will be attending and would be pleased to respond to questions after the meeting. We will review the business operations of Data I/O for 2008 and the first quarter of 2009 and provide a business update. Formal business will include the election of directors, consideration of a proposal to amend Data I/O’s 2000 Stock Compensation Plan and ratification of the continued appointment of Grant Thornton LLP as Data I/O’s independent auditors.

Please read the proxy materials carefully. Your vote is important. Data I/O appreciates you considering and acting on the proposals presented. I am looking forward to seeing you on May 14th.

Sincerely,

Frederick R. Hume
President and Chief Executive Officer

DATA I/O CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - May 14, 2009

To the Shareholders of Data I/O Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Data I/O Corporation (the “Company” or “Data I/O”) will be held at 2:00 p.m. Pacific Daylight Time, on Thursday, May 14, 2009, at Data I/O’s principal offices, 6464 185th Ave NE, Suite 101, Redmond, Washington 98052, for the following purposes:

(1)	Election of Directors:

To elect four directors, each to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified or until such director’s earlier death, resignation, or removal.

(2)	2000 Stock Compensation Incentive Plan:

To consider and vote on a proposal to amend the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the “2000 Plan”) to increase the number of shares reserved for issuance under the 2000 Plan by an additional 300,000 shares of common stock.

(3)	Ratification of Independent Auditors:

To ratify the continued appointment of Grant Thornton LLP as Data I/O’s independent auditors for the calendar year ended December 31, 2009.

(4)	Other Business:

To consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 14, 2009. The proxy statement and annual report to security holders are available at http://www.dataio.com/corporate/filings.asp.

The Board of Directors has fixed the close of business on March 16, 2009, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the 2009 Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Frederick R. Hume
Frederick R. Hume
President and Chief Executive Officer

Redmond, Washington

March 27, 2009

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date and return the accompanying proxy card at your earliest convenience, or you may vote by the internet at http://www.proxyvoting.com/daio or by telephone, as provided in the instructions on the proxy card. This will ensure the presence of a quorum at the meeting. Promptly returning a signed and dated proxy card, or voting by the internet or by telephone, will save Data I/O the extra expense of additional solicitation. Your proxy is revocable at your request any time before it is voted. If you attend the meeting, you may vote in person if you wish even if you have previously returned your proxy card. If you vote by mail, an addressed, postage-paid envelope is provided in order to make certain that your shares will be represented at the Annual Meeting.

DATA I/O CORPORATION

6464 185th Ave NE, Suite 101

Redmond, Washington 98052

____________________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2009

INFORMATION REGARDING PROXY

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (“Board of Directors”) of Data I/O Corporation (the “Company” or “Data I/O”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 14, 2009, at 2:00 p.m. Pacific Daylight Time at Data I/O’s principal offices, 6464 185th Ave NE, Suite 101, Redmond, Washington 98052, and at any adjournment of the meeting (the “Annual Meeting”). Shareholders of record at the close of business on March 16, 2009 (the “Record Date”) are entitled to notice of, and to vote, at the Annual Meeting. This Proxy Statement and a copy of Data I/O’s 2009 Annual Report to Shareholders are being mailed to shareholders on or about April 15, 2009.

A proxy card is enclosed for your use. You are requested on behalf of the Board of Directors to sign, date, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States or Canada, or you may vote by the internet at http://www.proxyvoting.com/daio, or by telephone, as provided in the instructions on the proxy card. If you vote by the internet or by telephone, you do not need to mail back the proxy card.

A proxy in the accompanying form, which is properly signed, dated and returned and not revoked, will be voted in accordance with its instructions. To vote on the election of directors, check the appropriate box under Item No. 1 on your proxy card. You may (a) vote for all of the director nominees as a group, (b) withhold authority to vote for all director nominees as a group, or (c) vote for all director nominees as a group except those nominees indicated to the contrary. To vote on a proposal to amend the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the “2000 Plan”) to increase the number of shares reserved for issuance under the 2000 Plan by an additional 300,000 shares of common stock, check the appropriate box under Item No. 2 on your proxy card. You may (a) vote “FOR” approval of the amendment to the 2000 Plan, (b) vote “AGAINST” approval of the amendment to the 2000 Plan, or (c) “ABSTAIN” from voting on the approval of the amendment to the 2000 Plan. To vote on the proposal to ratify Grant Thornton LLP as Data I/O’s independent auditors for the calendar year ended December 31, 2009, check the appropriate box under Item No. 3 on your proxy card. You may (a) vote “FOR” approval of the ratification of Grant Thornton LLP as Data I/O’s independent auditors, (b) vote “AGAINST” approval of the ratification of Grant Thornton LLP as Data I/O’s independent auditors, or (c) “ABSTAIN” from voting on the ratification of Grant Thornton LLP as Data I/O’s independent auditors. Proxies which are returned to Data I/O without instructions will be voted as recommended by the Board of Directors. Any shareholder who returns a proxy may revoke it at any time prior to voting on any matter (without, however, affecting any vote taken prior to such revocation) by (i) delivering written notice of revocation to the Secretary of Data I/O at Data I/O’s principal offices, (ii) executing and delivering to Data I/O another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The only outstanding voting securities of Data I/O are shares of common stock (the “Common Stock”). As of the Record Date, there were 8,873,051 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum for transacting business at the Annual Meeting. Shares of Common Stock underlying abstentions will be considered present at the Annual Meeting for the purpose of calculating a quorum. Under Washington law and Data I/O’s charter documents, if a quorum is present, the four nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected directors. Abstentions will have no effect on the election of directors because they are not cast in favor of any particular candidate. There can be no broker non-votes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors. The proposals to ratify the continued appointment of Grant Thornton as Data I/O’s independent auditors will be approved, if a quorum is present, if the number of votes cast in favor of the proposals exceeds the number of votes cast against the proposals. Abstentions and broker non-votes on the proposals will have no effect because approval of the proposals is based solely on the votes cast. Proxies and ballots will be received and tabulated by BNY Mellon Shareowner Services, an independent business entity not affiliated with Data I/O.

The Common Stock is traded on the NASDAQ Capital Market under the symbol “DAIO”. The last sale price for the Common Stock, as reported by the NASDAQ Capital Market on March 16, 2009, was $2.59 per share.

The following table sets forth information for to all shareholders known by Data I/O to be the beneficial owners of more than five percent of its outstanding Common Stock as of March 16, 2009. Except as noted below, each person or entity has sole voting and investment powers with for the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Shares Outstanding (3)
Leviticus Partners, L.P. Adam M. Hutt AMH Equity LLC Parameter Partners LLC 30 Park Avenue Suite 12F New York, NY 10016	789,445	(1)	8.90%

Wellington Capital 75 State Street Boston, Massachusetts 02109	733,195	(2)	8.26%

________

(1)

The holding shown is as of April 20, 2005 as jointly reported by Leviticus Partners, L.P. (“Leviticus”); AMH Equity, LLC (“AMH”); Adam Hutt; and Parameter Partners, LLC (“Parameter”), on the most recent Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) under the Securities Exchange Act of 1934. The Schedule 13D/A indicates Leviticus holds sole voting and dispositive power with respect to 750,000 shares; Parameter holds a sole voting and dispositive power with respect to 39,445 shares; AMH is the general partner of Leviticus and Parameter; and Adam Hutt is the controlling person of AMH. AMH and Adam Hutt each are deemed to be the beneficial owner of 639,445 shares and each disclaim any beneficial ownership of these shares.

(2)

The holding shown is as of February 17, 2009, as reported by Wellington Capital, on the most recent Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) under the Securities Exchange Act of 1934. The Schedule 13G indicates that Wellington holds sole voting and dispositive power with respect to 733,195 shares.

(3)

The holding reported on February 3, 2009, by Royce & Associates LLC, on Schedule 13G filed pursuant to Rule 13d-1(b) or 13d-2(b) under the Securities Exchange Act of 1934 indicates that Royce & Associates holds sole voting and dispositive power with respect to 376,600 shares and no longer holds 5% or more.

Directors’ and Officers’ Share Ownership

The following table indicates ownership of Data I/O’s Common Stock by each director of Data I/O, each executive officer named in the compensation tables appearing later in this Proxy Statement, and by all directors and executive officers as a group, all as of March 16, 2009. Data I/O is not aware of any family relationships between any director, director nominee or executive officer of Data I/O.

	Amount and Nature of		Percent of Shares
Name	Beneficial Ownership		Outstanding

Frederick R. Hume	270,511	(1)	3.05%
Joel S. Hatlen	201,969	(2)	2.28%
Paul A. Gary	109,600	(3)	1.24%
Harald A. Weigelt*	83,015	(4)	(11)
Dan A. DiLeo**	54,316	(5)	(11)
William R. Walker	51,000	(6)	(11)
Edward D. Lazowska**	48,108	(7)	(11)
Steven M. Quist	46,517	(8)	(11)
Gordon B. Bluechel	17,959	(9)	(11)
All current directors and executive officers as a group (9 persons)
	882,995	(10)	9.95%
*No longer an executive officer of Data I/O as of November 17, 2008 and will no longer be an employee after March 31, 2009
**Not standing for re-election at 2009 Annual Meeting of Shareholder of Data I/O

(1)	Includes options to purchase 136,876 shares exercisable within 60 days.
(2)	Includes options to purchase 81,876 shares exercisable within 60 days.
(3)	Includes options to purchase 43,500 shares exercisable within 60 days.
(4)	Includes options to purchase 58,126 shares exercisable within 60 days.
(5)	Includes options to purchase 43,500 shares exercisable within 60 days.
(6)	Includes options to purchase 51,000 shares exercisable within 60 days.
(7)	Includes options to purchase 36,000 shares exercisable within 60 days.
(8)	Includes options to purchase 36,000 shares exercisable within 60 days.
(9)	Includes options to purchase 15,407 shares exercisable within 60 days.

(10) Includes options to purchase 502,285 shares exercisable within 60 days.

(11)	Less than 1 percent each.

Data I/O is not aware of any arrangement the operation of which may at a subsequent date result in a change of control of Data I/O.

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee Charters. All our charters are reviewed and updated periodically and the current versions are posted on the corporate governance page of our website. The corporate governance page can be accessed on our website at www.dataio.com/corporate/governance.asp. All of these Charters are consistent with the applicable requirements of the Sarbanes-Oxley Act of 2002 and our NASDAQ listing standards. The current Audit Committee charter is also attached to this Proxy Statement as Appendix A.

Our updated Code of Ethics is also posted on the corporate governance page of our website. Data I/O’s Code of Ethics applies to all directors, officers and employees of Data I/O, including the named executive officers. The key principles of the Code are to act legally, and with integrity in all work for Data I/O. We will post any amendments to our Code of Ethics on the corporate governance page of our website at www.dataio.com/corporate/governance.asp. In the unlikely event that the Board of Directors approves any sort of waiver to the Code of Ethics for our executive officers or directors, information concerning such waiver will also be posted on our website. In addition to posting information regarding amendments and waivers on our website, the same information will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is permitted by the rules of The NASDAQ Stock Market, Inc.

Director Independence

Daniel A. DiLeo, Paul A. Gary, Edward D. Lazowska, Steven M. Quist, and William R. Walker are independent directors, as defined in Rule 4200 (a)(15) of the National Association of Securities Dealers listing standards (the “NASD Rules”).

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors consisted of six directors during 2008. In an effort to further reduce expenses in this difficult economic environment, the Board of Directors on March 4, 2009, determined it would be in the best interest of Data I/O to reduce the size of the Board of Directors to four directors and expects to take further actions necessary to make this reduction effective on the date of the 2009 Annual Meeting. At the Annual Meeting, the shareholders will vote on the election of four directors to serve until the next Annual Meeting or until his or her successor has been qualified and elected or such director’s earlier death, resignation or removal. The Board of Directors has approved the four nominees named below. All the nominees are currently members of the Board of Directors. Each of the nominees has indicated that they are willing and able to serve as directors. However, should one or more of the nominees not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

RECOMMENDATION: The Board of Directors recommends a vote FOR each of the director nominees.

Paul A. Gary, age 67, has been a director of Data I/O since March 1998 and was named Chairman of the Board in May 1999. From 1987 until his retirement in 1996, Mr. Gary worked for ATT Microelectronics as Vice President of the High Performance IC and NETCOM business units. From 1981 to 1987, he held various leadership positions with (the former) Western Electric Company, including Director of Engineering and Manufacturing and General Manager. From 1967 to 1981, Mr. Gary worked for Bell Laboratories, finishing there as Laboratory Director. Mr. Gary is also a director of TriQuint Semiconductors, Inc.

Frederick R. Hume, age 66, became President and Chief Executive Officer of Data I/O on February 23, 1999. He has been a director of Data I/O since January 1999. From 1988 until his retirement in 1998, Mr. Hume was Vice President and General Manager of Keithley Instruments in Cleveland, Ohio. From 1972 to 1988, he held various management positions at John Fluke Manufacturing, including Group Vice President for Manufacturing and Research and Development.

Steven M. Quist, age 63, was appointed to the Board of Directors on March 2001. Mr. Quist has been the Principal of Blackmore Peak Partners, a management consulting firm since 2003. He was President and Chief Executive Officer of CyberOptics Corporation, from 1998 until 2003 and a Director of CyberOptics Corporation from 1991 to 2004. From 1992 to 1998 he was President of Rosemount Inc., a subsidiary of Emerson Electric Co. Mr. Quist has been a Director of Rimage Corporation since 2000. Also, Mr. Quist is a director of three privately held companies: ILX Lightwave Corporation, S2 Corporation, and Nervonix, Inc.

William R. Walker, age 67, has been a director of Data I/O since October 2003. Since 1997, Mr. Walker has been the Chief Financial Officer, Secretary, Vice President of Hi/fn, Inc., a manufacturer of integrated circuits and software for storage and network infrastructure developers. From 1996 to 1997, he was the Chief Financial Officer, Secretary, Vice President of MMC Networks, Inc. From 1984 to 1996, Mr. Walker was Senior Vice President and Chief Financial Officer of Zilog, Inc.

THE BOARD OF DIRECTORS

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by sending an email or by sending a letter to Data I/O Corporation Board of Directors, c/o the Secretary, 6464 185th Ave NE, Suite 101, Redmond, WA 98052. The Secretary will receive the correspondence and forward it to the Chairman of the applicable Board of Directors Committee or to any individual director or directors to whom the communication is directed.

BOARD COMMITTEES

During the year ended December 31, 2008, there were eight meetings of the Board of Directors. Each of the incumbent directors who were on the Board of Directors during 2008 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served during his term of service on the Board of Directors. Data I/O does not have a policy requiring members of the Board of Directors to attend the Annual Meeting, although we typically encourage our Board of Directors to attend. Mr. Hume and Mr. Gary attended our Annual Meeting held on May 19, 2008. No other member of our Board of Directors attended our 2008 Annual Meeting because our Board of Directors did not have a meeting scheduled for that day.

The Board of Directors had three standing Committees during 2008, each comprised solely of independent directors as defined by NASDAQ standards and the Sarbanes-Oxley Act of 2002: the Corporate Governance and Nominating Committee, the Audit Committee, and the Compensation Committee. The Audit Committee consisted of Messrs. DiLeo, Quist, and Walker (Chair) throughout 2008. The Compensation Committee consisted of Messrs. DiLeo, Walker, and Quist (Chair) throughout 2008. The Nominating Committee consisted of Messrs.

 Gary, Lazowska (Chair), and Quist during the first quarter of 2007. The Corporate Governance and Nominating Committee consisted of Messrs. DiLeo (Chair), Gary, Lazowska, Quist, and Walker throughout 2008.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee develops, recommends to the Board of Directors, and monitors a set of corporate governance principles applicable to Data I/O. The Corporate Governance and Nominating Committee seeks qualified candidates to serve on the Board of Directors, recommends them for the Board of Directors’ consideration for election as directors at the Annual Meeting of Shareholders and proposes candidates to fill vacancies on the Board of Directors. The Corporate Governance and Nominating Committee met three times in 2008.

Audit Committee

The Audit Committee appoints, oversees, evaluates, and engages independent certified public accountants for the ensuing year and approves the compensation and other terms of such engagement; reviews the scope of the audit; periodically reviews Data I/O’s program of internal control and audit functions; receives and reviews the reports of the independent accountants; and reviews the annual financial report to the directors and shareholders of Data I/O. Each member of the Audit Committee is an independent director, as defined by the NASDAQ listing standards and the Sarbanes-Oxley Act of 2002. The Audit Committee includes a financial expert, William R. Walker, as defined in the Securities and Exchange (“SEC”) rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Mr. Walker also has the financial sophistication required by Rule 4350(d)(2) of the NASD Rules. The Audit Committee met four times during 2008. See the “Report of the Audit Committee.”

Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of independent outside directors. The Committee is responsible for setting and administering the policies which govern all of the compensation programs of Data I/O.

The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of Data I/O’s executive officers. The committee administers Data I/O’s long-term equity incentive plans. The Compensation Committee reviews all employee benefit programs and approves significant changes in major programs and all new programs. The Compensation Committee met two times during 2008.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee, in evaluating and determining whether to recommend a person as a candidate for election as a director, considers relevant management and/or technology experience; certain values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to applicable guidelines; ability and willingness to undertake the required time commitment to Board functions; and an absence of conflicts of interest with Data I/O.

Identifying Director Nominees; Consideration of Nominees of the Shareholders

The Corporate Governance and Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the size of the Board, the need for particular expertise on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director which may come to the Committee’s attention through current Board members, professional search firms, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year.

The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders, when the nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees” and in accordance with the procedures described below in “Shareholder Nominations and Proposals for the 2010 Annual Meeting of Shareholders.” Following verification of the shareholder status of persons proposing candidates, the Committee makes an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine if the candidate is qualified for service on the Data I/O Board of Directors before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a shareholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Committee as part of its review. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Committee, a potential candidate nominated by a shareholder is treated like any other potential candidate during the review process by the Committee. For eligible shareholder nominees to be placed on the ballot for the 2009 Annual Meeting of Shareholders, shareholders were required to deliver nominations for proposed director nominees to Data I/O by February 17, 2009. Shareholders did not propose any candidates for election at the 2009 Annual Meeting.

Certain Relationships and Related Transactions

Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving related party transactions as set forth in the Code of Ethics.

BOARD COMPENSATION

Employee directors (Frederick R. Hume) do not receive additional compensation for serving on the Board of Directors. Non-employee directors received a cash retainer for 2008 of $3,750 for each quarter of service, plus $1,500 for each full Board of Directors meeting attended and $750 for each teleconference Board of Directors meeting attended. Data I/O paid additional quarterly compensation to the non-employee directors for serving as Chairman of the Board of Directors or as a Committee chair: $3,750 for Chairman of the Board of Directors; and $1,250 for our Committee chairs. In addition, each non-employee Board of Directors member as of May 17, 2008, was granted an option for 9,000 shares of Data I/O stock. New members who join the Board of Directors are granted 15,000 shares as an initial grant. The stock options were granted under the provisions and terms of the 2000 Plan. Data I/O also reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with service to Data I/O.

At the April 2008 Board of Directors Meeting, the Board determined that each Data I/O non-employee member of the Board of Directors will be required to achieve ownership of Data I/O stock of at least equal to four times the annual director cash retainer fee.  Non-employee directors have five years from their initial election to meet the target guideline.  Amounts that count toward meeting the target guideline include: shares owned; shared ownership (shared owned or held in trust by immediate family); and the gain amount from in-the-money vested options. If the stock ownership target guideline has not been met by any non-employee director, until such time as such Director reaches the guideline, he or she will be required to retain any Data I/O shares issued by Data I/O to such director (other than those disposed of to pay for the exercise and associated taxes on those shares). At the time the guideline was established all directors met the stock ownership target guideline. Due to the decline in the Data I/O stock price, as of the Record Date one of the five non-employee directors met the stock ownership target guideline.

DIRECTOR COMPENSATION

The following table shows compensation paid by Data I/O to non-employee directors during 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel A. DiLeo	$29,000	$-	$24,480	$-	$-	$-	$53,480
Paul A. Gary	39,000	-	24,480	-	-	-	63,480
Edward D. Lazowska	24,000		24,480	-	-	-	48,480
Steven M. Quist	29,000	-	24,480	-	-	-	53,480
William R. Walker	29,000	-	24,480	-	-	-	53,480

______________________________

(1)	Each outside director was granted 9,000 stock options with a grant date fair value under FAS 123R of $53,820 on May 19, 2008 with a 6 year life and 3 year quarterly vesting.
(2)	Each outside director had the following aggregate number of option awards outstanding at December 31, 2008: Dileo 56,500; Gary 56,500; Lazowska 49,000; Quist 49,000; and Walker 64,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Data I/O’s directors, certain officers and persons who own more than ten percent (10%) of Data I/O’s Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Data I/O. Reporting Persons are required by SEC regulations to furnish Data I/O with copies of all Section 16(a) reports.

To Data I/O’s knowledge, based solely on its review of copies of such reports furnished to Data I/O and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were complied with during 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Data I/O’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. Audit Committee members are not professional accountants, or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report (Form 10-K) with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States, their judgments as to the quality, not just the acceptability, of Data I/O’s accounting principles and such other matters as are required to be discussed by SAS 61 with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and Data I/O including the matters in the written disclosures and the letter provided by the independent auditors, as required by the applicable requirements of the Public Company Oversight Board for independent auditor communications with Audit Committees concerning independence, and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee selects and engages Data I/O’s independent auditors and discusses the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Data I/O’s internal controls, and the overall quality of Data I/O’s financial reporting. The Committee held four meetings during 2008.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in Data I/O’s Annual Report (Form 10-K) for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Committee has selected Grant Thornton LLP as Data I/O’s auditors for the current year.

Respectfully submitted,

AUDIT COMMITTEE

Daniel A. DiLeo

Steven M. Quist

William R. Walker

March 27, 2009

PRINCIPAL ACCOUNTANT’S FEES AND SERVICES

Audit Fees: Aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of Data I/O’s financial statements for each of the years ended December 31, 2008 and 2007 and for review of the financial statements included in each of Data I/O’s Form 10-Q, were approximately $193,735 and $227,826 respectively.

Audit Related Fees: Aggregate fees billed for each of the years ended December 31, 2008 and 2009 for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of Data I/O’s financial statements that are not reported under the caption “Audit Fees” above, including pension plan audit and accounting treatment consultations, were approximately $0 and $ 1,142, respectively.

Tax Fees: Aggregate fees billed for each of the years ended December 31, 2008 and 2007 for professional services rendered by Grant Thornton LLP for tax compliance, tax advice, tax examination support, and tax planning, were approximately $0 and $0, respectively.

All Other Fees: Aggregate fees billed for each of the years ended December 31, 2008 and 2007 for all other products and services provided by Grant Thornton LLP that are not otherwise disclosed above, were approximately $0 for 2008 and 2007.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, non-audit services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those circumstances, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. These additional approvals should be reported at the next scheduled Audit Committee meeting.

For 2008, all services provided by the independent auditors were pre-approved.

EXECUTIVE COMPENSATION

Elements of Our Company’s Compensation Plan

Annual executive officer compensation consists of the following elements which are described in more detail below:

•	Annual base salary;
•	Management Incentive Compensation Plan (“ MICP”);
•	Long-term equity incentives;
•	Benefits; and
•	Perquisites and other perceived benefits.

It is the Compensation Committee’s policy to set total executive officer compensation at competitive levels based on compensation surveys with similar positions in similar sized companies and at levels sufficient to attract and retain a strong motivated leadership team. Our philosophy for compensation of executive officers is based on the following two principles:

i.	Executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and
ii.	Variable compensation should be established to provide incentive to improve performance and shareholder value.

•

Annual Base Salary. The Compensation Committee establishes a base salary structure for each executive officer position. This structure defines the salary levels and the relationship of base salary to total cash compensation. The Compensation Committee reviews the salary structure periodically. Consideration of Data I/O’s executive management normal 2008 annual base salary adjustments was deferred indefinitely for executive officers as part of Data I/O’s short-term cost control efforts. Effective March 1, 2009 Mr. Hume voluntarily reduced his base salary by $50,000 per year.

•

MICP. The MICP offers each executive officer a performance-based opportunity to earn additional annual cash compensation in an amount tied to a percentage of the executive officer’s base salary. The Compensation Committee’s philosophy in setting executive MICP percentages and the formulas for MICP payout is to pay above average total compensation for better than average historical or expected financial performance and below average compensation for worse than or average historical or expected financial performance. The percentages of base salary targeted for MICP payout (“the MICP Guideline”) for specific executive officers for a given year are generally the same as the previous year, but can be changed by the Compensation Committee early in the year.

For 2007 and 2008, the Compensation Committee determined that revenue growth combined with profitability was critical for Data I/O and would affect near term and long-term shareholder value. Therefore, for 2007 and 2008 the MICP payout was a function of two measures: Data I/O’s revenue growth percentage; and Data I/O’s EBITDA as a percentage of revenue. Given the uncertain economic conditions, the Compensation Committee determined that profitability is critical for 2009. Therefore, the 2009 MICP payout will be a function of Data I/O’s EBITDA as a percentage of revenue and the MICP payout can range from 0% to 200% of each executive’s MICP Guideline. The Compensation Committee believes that for 2009 this measure of key results for Data I/O will affect near-term and long-term shareholder value.

Data I/O Corporation 2007 MICP Bonus Matrix
Range of Bonus Payouts (actual results interpolated)

Revenue Growth Percentage	27%	100%	125%	150%	175%	200%
	22%	75%	100%	125%	150%	175%
	17%	50%	75%	100%	125%	150%
	12%	25%	50%	75%	100%	125%
	7%	0%	25%	50%	75%	100%
	2%	4%	6%	8%	10%	12%
		EBITDA as a Percentage of Revenue

Data I/O Corporation 2008 MICP Bonus Matrix
Range of Bonus Payouts (actual results interpolated)

Revenue	14%	100%	125%	150%	175%	200%
Growth	11%	75%	100%	125%	150%	175%
Percentage	8%	50%	75%	100%	125%	150%
	5%	25%	50%	75%	100%	125%
	~	0%	25%	50%	75%	100%
		2%	4%	6%	8%	10%
		EBITDA as a Percentage of Revenue

The 2007 and 2008 MICP Targets for our executive officers were as follows: Mr. Hume 50% of base salary; Mr. Hatlen 40% of base salary; Mr. Bluechel 30% of base salary; and Mr. Weigelt 45% of base salary. If the maximum revenue growth and EBITDA percent for the applicable year’s range matrix were achieved under the MICP measures, the Chief Executive Officer would earn a cash bonus of 100% of his base salary; Mr. Hatlen would earn 80% of his base salary; Mr. Bluechel would earn 60% of his base salary and Mr. Weigelt would earn 90% of his base salary. A greater or lesser percentage of MICP Guideline is to be paid based on Data I/O’s actual achievement of these two measures. For 2007, Data I/O did not achieve the minimum threshold for these two measures, so there was no MICP payout based on 2007 financial results. For 2008 the MICP payout was 116% of target. For 2009, given the uncertain economic conditions, it is expected to be difficult to achieve MICP payout of 100% of target.

•

Long-Term Equity Incentives. The Compensation Committee approves grants under the Data I/O Corporation 1986 Employee Stock Option Plan, as amended and restated (the “1986 Plan”) and the 2000 Plan (collectively “the Plans”). These are Data I/O’s only long-term incentive plans. The primary purpose of the Plans is to make a significant element of executive pay a reward for taking actions which maximize shareholder value over time. All options granted under the 1986 Plan are fully vested and no additional options are being granted under that Plan. All new options are granted under the 2000 Plan.

Award Criteria

The Compensation Committee grants options or restricted stock awards based primarily on its perception of the executive’s ability to affect future shareholder value and secondarily on the competitive conditions in the market for highly-qualified executives who typically command compensation packages which include a significant equity incentive. All options and restricted stock awards granted to our executive officers in 2007 and 2008 were based on these criteria.

Exercise Price

Historically, all options and restricted stock awards granted by Data I/O have been granted with an exercise price equal to the fair market value (an average of the day’s high and low selling price) of Data I/O’s Common Stock on the date of grant and, accordingly, will only have value if Data I/O’s stock price increases. Options granted to employees are non-qualified.

Vesting and Exercise

Options and restricted stock awards granted to employees vest at a rate of 6.25% per quarter and have a six year term. Options granted to Directors are also non-qualified options and vest quarterly over a three year period. All grants are subject to acceleration of vesting in connection with certain events leading to a change in control of Data I/O or at any other time at the discretion of the Compensation Committee. All options granted to executive officers are issued in tandem with limited stock appreciation rights (“SARs”), which become exercisable only in the event of a change in control of Data I/O. See “Change in Control and other Termination Arrangements.”

Award Process

The timing of our typical grant/award is typically determined well in advance, with approval at a scheduled meeting of our Board of Directors or its Compensation Committee with the grant date to be effective on the date of our next Annual Meeting of Shareholders. The Annual Meeting of Shareholders does not coincide with any of our scheduled earning releases. We do not anticipate option grants at other dates, except for grants to new employees based on their first date of employment or in specific circumstances approved by the Compensation Committee. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined. If at the time of any planned option grant/award date any member of our Board of Directors or Executive Officers is aware of material non-public information, the Company would not generally make the planned stock option/award grant. In such an event, as soon as practical after material information is made public, the Compensation Committee would authorize the delayed stock option grant.

•

Benefits. Executive Officers of Data I/O are eligible for the same benefits as other Data I/O employees. Data I/O has no defined benefit pension programs. Data I/O has a 401(k) tax qualified retirement savings plan in which all U.S. based employees, including U.S. executive officers, are able to contribute the lesser of up to 100% of their annual salary or the limit prescribed by the IRS on a pre-tax basis. Data I/O will match up to 4% of pay contributed. Matching contributions in any year require employment on December 31 and vest after three years of service credit. The Germany retirement government program has a limited company matching provision for elective contributions made by Mr. Weigelt.

•

Perquisites and Other Personal Benefits. We believe perquisites are not conditioned upon performance, create divisions among employees, undermine morale, and are inconsistent with our compensation philosophy and policy of equitable treatment of all employees based upon their contribution to our business. No executive officer received perquisites valued at $10,000 or more in 2008, except for Mr. Weigelt where in Germany it is customary to provide a company automobile for personal and business purposes.

•

Individual Executive Officers’ Performance. The base salary of each executive officer is reviewed annually by the President and Chief Executive Officer. This is done on the basis of a review by the President and Chief Executive Officer, evaluating the executive’s prior year performance against their individual job responsibilities and attainment of corporate objectives and Data I/O’s financial performance. In developing executive compensation packages to recommend to the Compensation Committee, the President and Chief Executive Officer considers, in addition to each executive’s prior year performance, the executive’s long-term value to Data I/O, the executive’s pay relative to that for comparable surveyed jobs, the executive’s experience and ability relative to executives in similar positions, and the current year increases in executive compensation projected in industry surveys.

The Compensation Committee then reviews the President and Chief Executive Officer’s recommendations for executive officers’ total compensation and approves final decisions on pay for each executive officer based on the President and Chief Executive Officer’s summary of the executive officers performance and on the other criteria and survey data described above. In this process, the Compensation Committee consults with Data I/O’s President and Chief Executive Officer.

The base salary, total cash compensation, and long term equity incentive compensation for the President and CEO is reviewed annually by the full Board of Directors. This review includes a written evaluation of the CEO’s performance for the previous year. The Compensation Committee meets annually without the President and Chief Executive Officer to evaluate his performance and to develop a recommendation for his compensation for the coming year. In addition to reviewing Data I/O’s financial performance for the prior year, the Committee reviews compensation surveys for chief executive officers and the President and Chief Executive Officer’s individual performance, including development and execution of short- and long-term strategic objectives, Data I/O revenue growth and profitability, the achievement of which is expected to increase shareholder value.

The Compensation Committee determined the compensation package, including salary, bonus, stock option grants, and other benefits for Frederick R. Hume, President and Chief Executive Officer, based on the Committee’s perception of his qualifications for the position, his performance results, his ability to affect future shareholder value, compensation surveys, and the competitive conditions in the market.

Accounting and Tax Considerations of our Compensation Program

Options granted to employees are non-qualified options because of the more favorable tax treatment for Data I/O. Our stock option grant policies have been impacted by the implementation of SFAS No. 123R, which was effective on January 1, 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS 123 under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. During 2006, we reduced the amount of option grants and shifted in part to restricted stock awards with the intended result of limiting the impact of the SFAS 123R expensing provisions on annual earnings. We expect this practice to continue going forward in 2009.

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to the chief executive officer and the four other most highly compensated executive officers exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Compensation Committee is aware of this limitation and believes that no compensation to be paid by Data I/O in 2009 will exceed the $1 million limitation, except possibly related to a change of control.

Change in Control and other Termination Arrangements

•

Change in Control Arrangements. Data I/O has entered into agreements (the “Executive Agreements”) with Messrs. Hume and Hatlen which entitle them to receive payments if they are terminated without cause or resign with good reason within specified periods before or after the occurrence of certain events deemed to involve a change in control of Data I/O. Effective December 31, 2008 the Executive Agreements were amended and restated and the term of the Executive Agreements was extended until December 31, 2011. The Executive Agreements were amended and restated to better ensure appropriate incentives were in place for Messrs. Hume and Hatlen to complete any change in control related transaction and transition and to comply with the provisions of Section 409A of the Internal Revenue Code. The amended and restated Executive Agreements deleted the previous provision that reduced any severance payment under the Executive Agreements by any other severance payment received by Messrs. Hume and Hatlen and now state that the resulting additional severance will be calculated under the Executive Agreements based on Data I/O’s severance policy in place immediately preceding the date of a change in control. The amended and restated Executive Agreements now provide for continuation and vesting in Data I/O’s matching 401(k) contributions through the date of termination after a change in control and include a reimbursement allowance of $20,000 for outplacement services. The amended and restated Executive Agreements also added a transaction closing incentive of one half year’s annual salary for Messrs. Hume and Hatlen.

In order to better ensure appropriate incentives were in place for Messrs. Weigelt and Bluechel to complete a change in control related transaction and transition, the Board of Directors at its October 22, 2008 meeting also approved the following change in control arrangements for Messrs. Weigelt and Bluechel:

•	a change in control transition incentive of three month’s salary at the end of one year following a change in control or involuntary termination, whichever occurs first;
•	vesting of stock options on close of change in control transaction;
•	up to $10,000 in outplacement services on termination after a change in control;
•	continuation of and vesting in Data I/O’s matching 401(k) contribution through date of termination after change in control; and
•

severance based on Data I/O’s severance policy in place immediately preceding the date of a change in control (in the case of Mr. Bluechel) and per his Employment Agreement (in the case of Mr. Weigelt).

Data I/O’s option grants and stock awards have been granted pursuant to the Plans. The Change in Control provisions applicable to each Plan are as follows:

1986 Plan

As stated above, all options granted under the 1986 Plan are fully vested and no additional options are being granted under that Plan. Accordingly, the vesting acceleration provisions of the 1986 Plan are not applicable. Upon a Change in Control, options granted under the 1986 Plan are governed by the terms of the agreement for that option. The 1986 Plan does not have any provisions that provide that the 1986 options terminate if not exercised upon a Change in Control.

2000 Plan

The 2000 Plan allows for the granting of options and other restricted stock awards. Subject to any different terms set forth in the award agreement, vesting of “qualifying” options and restricted stock awards may be affected by a Change in Control and as described out in the table below. A “Change in Control” is defined to include (i) a merger or consolidation of the Company in which more than 50% of the voting power of the Company’s outstanding stock after the transaction is owned by persons who are not shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of the Company’s assets. A “qualifying” award is defined as an option or award that has been held for at least 180 days as of the Change of Control.

Event	Acceleration of Vesting
The outstanding options do not remain outstanding or are not assumed by the surviving entity or replaced with comparable options.

Subject to certain limitations, the vesting of “qualifying” options or awards are accelerated in full. The option will be exercisable in full prior to the effective date of the Change of Control. The Company’s repurchase right with respect to all “qualifying” share awards shall lapse in full.

The outstanding options remain outstanding after a Change of Control or are assumed by the surviving entity or replaced with comparable options.

Subject to certain limitations, the vesting of outstanding “qualifying” options and restricted stock awards will be accelerated to the extent of 25% of the unvested portion thereof. The remaining 75% of the unvested portion will vest in accordance with the vesting schedule set forth in the applicable award agreement.

The outstanding options remain outstanding after a Change of Control or are assumed by the surviving entity or replaced with comparable options, but the holder of a “qualifying” award is terminated involuntarily within 180 days of the Change of Control.

All options and other awards held by such person will be accelerated in full. The options are exercisable in full for a period of 90 days commencing on the effective date of the involuntary termination, or if shorter, the remaining term of the option.

There are no “qualifying” options outstanding at the effective time of the Change of Control, but there are “qualifying” shares.

The vesting of all “qualifying” shares will be accelerated to the extent of 25% of the unvested portion thereof. The remaining 75% of the unvested portion will vest in accordance with the vesting schedule set forth in the applicable award agreement.

In 1983, Data I/O adopted a SAR Plan which allows the Board of Directors to grant to each director, executive officer or holder of 10% or more of the stock of Data I/O a SAR with respect to certain options granted to these parties. A SAR has been granted in tandem with each option granted to an executive officer of Data I/O. SARs granted which have been held for at least six months are exercisable for a period of 20 days following the occurrence of either of the following events: (i) the close of business on the day that a tender or exchange offer by any person (with certain exceptions) is first published or sent or given if, upon consummation thereof, such person would be the beneficial owner of 30% or more of the shares of Common Stock then outstanding; or (ii) approval by the shareholders of Data I/O (or, if later, approval by the shareholders of a third party) of any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than 50% of the outstanding shares of Data I/O’s Common Stock into securities of a third party, or cash, or property, or a combination of any of the foregoing.

•

Other Termination Arrangements. Data I/O has a severance policy for U.S. employees that provides for severance payouts for terminations without cause based upon years of service. The formula is 1 week of pay for each year of service up to 5 years; 1.25 weeks of pay for each year of service for those with 5 to 10 years of service; and 1.5 weeks of pay for each year of service for those with 10 or more years of service. Mr. Hume, Mr. Hatlen and Mr. Bluechel had at February 28, 2009 approximately 10 and 17 and 16 years of service, respectively. This severance policy is the minimum amount that would be paid out. Data I/O does not have a formal policy regarding executive severance but has generally provided an amount it believes is consistent with severance typically provided for executives in similar positions and with similar periods of service.

Data I/O entered into a Contract of Employment (the “Employment Agreement”) with Mr. Weigelt which was effective December 23, 1999 and has an indefinite term. Either Data I/O or Mr. Weigelt could terminate the Employment Agreement on three (3) months’ notice. The Employment Agreement will terminate on March 31, 2009. The Employment Agreement provided that Mr. Weigelt be paid an annual salary and be eligible for incentive compensation as well as be furnished with a company automobile. The Employment Agreement provided Mr. Weigelt a lump sum payment to the officer upon termination of the officer’s employment by Data I/O without cause. The amount of the lump sum payment was equal to a five (5) months base salary at the time of termination, plus 5/12 of the incentive pay for the preceding year. Mr. Weigelt was no longer an executive officer of Data I/O as of November 17, 2008 and will no longer be an employee after March 31, 2009. Data I/O anticipates paying these amounts to Mr. Weigelt following his termination. The Employment Agreement included confidentiality and non-competition provisions.

Change in Control and Other Termination Arrangements

	Termination without cause and Change in Control not applicable	Termination without cause and Change in Control applicable		Change in Control applicable without termination
Name	Compensation (3)	Compensation (2)	Option/SAR Vesting	Compensation (4)	Option/SAR Vesting

Frederick R. Hume	$90,865	$643,782	66,249	$157,500	66,249

Joel S. Hatlen	$87,019	$402,070	31,874	$88,725	31,874

Harald A. Weigelt	$190,168	$254,102	22,812	$53,934	22,812

Gordon B. Bluechel	$62,965	$107,072	19,218	$34,106	19,218

(1)	Maximum vesting on Change in Control.
(2)

Represents the Data I/O standard employee severance, additional Executive/Employment Agreement severance, change in control transition/closing incentive and outplacement expense reimbursement, as applicable as of February 28, 2009.

(3)

Minimum amount per Data I/O standard employee severance plan; no formal Executive Severance Plan is in place as of February 28, 2009. Amounts for Mr. Weigelt are to be paid in Euros which were translated at $1.3969 per Euro.

(4)	Represents change in control transition/closing incentive as of February 28, 2009.

SUMMARY COMPENSATION TABLE

The following table shows compensation paid by Data I/O for services rendered during 2007 and 2008 to each of our named executive officers.

Name[1]	Year	Salary[2]	Bonus[3]	Stock Awards[4]	Option Awards[5]	Non-Equity Incentive Plan Compen- sation[6]	Non-Qualified Deferred Compen-sation Earnings[7]	All Other Compen- sation[8]	Total[9]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Frederick R. Hume Chief Executive	2008	$312,500	$0	$0	$81,630	$181,250	$0	$11,006	$586,386
Office / President	2007	$300,000	$0	$0	$74,421	$0	$0	$10,806	$385,227

Joel S. Hatlen Chief Financial Officer / Vice President / Secretary	2008	$176,042	$5,000	$0	$37,101	$ 81,683	$0	$7,242	$307,068
Treasurer	2007	$169,000	$0	$0	$31,780	$0	$0	$6,760	$207,540

Harald A. Weigelt Vice President (10)	2008	$213,547	$0	$0	$26,979	$111,224	$0	$24,552	$376,302
Worldwide Sales	2007	$226,499	$0	$0	$23,569	$0	$0	$22,838	$272,906

Gordon B. Bluechel Vice President (10)	2008	$134,938	$0	$0	$18,437	$ 46,958	$0	$5,950	$203,283
Operations & Administration	2007	$127,500	$0	$0	$12,328	$0	$0	$5,652	$145,480

(1)	Data I/O currently has three named executive officers.
(2)	Consideration of pay increases for 2007 was deferred to March 2008. For Mr. Weigelt the 2007 amount includes payment of $17,670 to reduce accrued paid time off.
(3)	Plan Based Bonuses for prior years previously reported in this column, but now reported in column (g). Amount represents an incentive bonus given to close the patent sale transaction.
(4)

Performance based stock award of 1000 shares granted in 2006 was reversed with vesting contingent upon achieving revenue compound growth target of $34,694,935 in Revenue for 2008. Accrual of expense associated with these shares was reversed Q3 2007.

(5)

All options granted to executive officers are granted in tandem with an equal number of SARs. SARs are only exercisable upon the occurrence of certain events leading to a change in the control of Data I/O. See “Change in Control and Other Termination Arrangements.”

(6)	No MICP was earned for 2007.
(7)	Not applicable for Data I/O.
(8)

These amounts represent for Mr. Hume, Mr. Hatlen and Mr. Bluechel Data I/O’s contributions to Data I/O’s 401(k) Plan, and the value of group term life insurance in excess of premiums paid by the executive officer. For Mr. Weigelt, $22,867 for 2008 and $21,047 for 2007 represents the provision of a leased vehicle including both business and personal usage and the remaining amount represents the Company’s matching contribution to his German retirement plan.

(9)	Amounts for Mr. Weigelt were earned in Euros translated at exchange rates of $1.3969 for 2008 and $1.4603 for 2007 per Euro.

(10) Mr. Weigelt was no longer an executive officer of Data I/O as of November 17, 2008 and Mr. Bluechel became an executive officer on November 17, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Frederick
R. Hume	50,000	0		$2.93	6/17/2010		$0	0	$0
	43,750	6,250		2.49	2/21/2011
	15,625	9,375		3.88	5/24/2012
	13,125	21,875		3.69	5/17/2013
	5,000	35,000		5.98	5/19/2014

Joel S.
Hatlen	25,000	0		$1.00	4/17/2009		$0	0	$0
	17,500	0		2.93	6/17/2010
	17,500	2,500		2.49	6/21/2011
	9,375	5,625		3.88	5/24/2012
	5,625	9,375		3.69	5/17/2013
	2,500	17,500		5.98	5/19/2014

Harald A.
Weigelt	5,000	0		$2.41	1/29/2009		$0	0	$0
	15,000	0		1.00	4/17/2009
	15,000	0		2.93	6/17/2010
	13,125	1,875		2.49	6/21/2011
	6,250	3,750		3.88	5/24/2012
	3,750	6,250		3.69	5/17/2013
	1,875	13,125		5.98	5/19/2014

Gordon B.
Bluechel	2,000	0		$2.93	6/17/2010		$0	0	$0
	3,250	1,250		2.49	6/21/2011
	3,125	1,875		3.88	5/24/2012
	2,813	4,687		3.68	5/17/2013
	1,875	13,125		5.98	5/24/2014

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Data I/O’s Common Stock that may be issued upon the exercise of options and rights under all of Data I/O’s existing equity compensation plans as of December 31, 2008.

	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted–average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by the security holders (1) (2)	907,803	$3.57	435,484

Equity compensation plans not approved by the security holders	0	0	0

Total	907,803	$3.57	435,484

(1)	Represents shares of Data I/O’s Common Stock issuable pursuant to our 2000 Plan, 1986 Plan, 1992 Employee Stock Purchase Plan, and Director Fee Plan.
(2)

Stock Appreciation Rights (“SAR”) Plan provides that directors, executive officers or holders of 10% or more of Data I/O’s Common Stock have a SAR with respect to each exercisable option. While the plan has been approved by the security holders, no amounts are included in columns (a), (b) or (c) relating to the SAR.

PROPOSAL 2: AMENDMENT TO 2000 PLAN

At the Annual Meeting, the shareholders of Data I/O will be asked to approve an amendment to the 2000 Plan, which, if approved, will increase the number of shares of Common Stock available under the 2000 Plan by an additional 300,000 shares, to an aggregate of 1,378,739 shares, the fair market value of such securities is $3,570,934 as of March 16, 2009. As of March 16, 2009, Data I/O has outstanding options and awards with respect to 870,012 shares of Common Stock and 208,727 shares of Common Stock available for grants. Approval of the proposed increase will also be deemed a ratification of the terms of the 2000 Plan, as amended.

The Board of Directors believes that the 2000 Plan has contributed to strengthening the incentive of participating employees to achieve the objectives of Data I/O and its shareholders by encouraging employees to acquire a greater proprietary interest in Data I/O. The Board of Directors believes that additional shares must be reserved for use under the 2000 Plan to enable Data I/O to attract and retain key employees through the granting of options under the 2000 Plan. The proposed increase in the number of shares reserved under the 2000 Plan is not required or intended to cover awards previously made under the 2000 Plan. As such, no new plan benefits have been granted to date, and future awards under the 2000 Plan are not yet determinable.

The affirmative vote of at least a majority of the shares of Common Stock present in person or represented by proxy at the 2009 Annual Meeting and entitled to vote on the proposal is required for approval of the amendment to the 2000 Plan. The Board of Directors recommends a vote FOR approval of the proposed amendment to the 2000 Plan. Unless instructed otherwise, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies in favor of the above-referenced amendment to the 2000 Plan.

Description of the 2000 Plan

The following description of the 2000 Plan is qualified in its entirety by reference to the full text of such Plan, a copy of which is attached to this Proxy Statement as Appendix B. The purpose of the 2000 Plan is to enhance the long-term shareholder value of Data I/O by offering opportunities to employees, persons to whom offers of employment have been extended, directors, officers, consultants, agents, advisors and independent contractors of Data I/O and its subsidiaries to participate in Data I/O’s growth and success, and to encourage them to remain in the service of Data I/O and its subsidiaries and to acquire and maintain stock ownership in Data I/O. The 2000 Plan may be administered either by the Board of Directors or a committee or committees appointed by (in either case, the “Committee”), and consisting of two or more independent members of, the Board of Directors. The Committee will have broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person’s present and potential contribution to Data I/O.

As of March 16, 2009, Data I/O had approximately 91 employees and 5 non-employee directors who would be eligible to participate in the 2000 Plan. Consultants, agents, advisors, and independent contractors could be eligible under the 2000 Plan; however, Data I/O has no outstanding grants to this group. Because the grant of awards is based upon a determination made by the Committee after a consideration of various factors, Data I/O currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals. However, the maximum number of shares that can be granted under the 2000 Plan during any calendar year to any executive officer whose compensation is required to be disclosed pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended, (generally, the chief executive officer and the four other most highly compensated executive officers) is 200,000, except that Data I/O may make additional one-time grants to newly hired participants of up to 100,000 shares per such participant. In addition, the maximum number of shares that can be granted to a non-employee director of Data I/O during any calendar year is limited to 100,000. Data I/O believes that with these limitations and other provisions of the 2000 Plan, options granted under the 2000 Plan will generate “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and will, therefore, not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See “Certain Federal Income Tax Consequences” below.

Awards may be granted in the form of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“NQOs”) (each ISO or NQO, an “Option” and collectively, “Options”), stock appreciation rights, stock awards in the form of restricted stock (“Restricted Stock”), or other arrangements determined by the Committee. Any award may be granted either alone or in tandem with other awards granted under the 2000 Plan. The option price of ISOs shall be as determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the grant date. The option price of NQOs may be less than the fair market value of the Common Stock on the date of the grant. The Committee may condition the grant of the award upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. No ISOs may be granted under the 2000 Plan on or after May 24, 2016, (May 14, 2019 if this proposal is approved), but ISOs outstanding under the 2000 Plan may extend beyond that date.

Options. Options granted under the 2000 Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the ISO on the date of grant. The term of any ISO granted under the 2000 Plan may not exceed ten years. In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

Restricted Stock. Restricted Stock awards consist of non-transferable shares of Common Stock of Data I/O which may be subject to a right of purchase by Data I/O. The Committee may provide for the lapse of the transfer restrictions over a period of time, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

Stock Appreciation Rights. A stock appreciation right will give the holder the right to receive an appreciation distribution in an amount equal to the excess of the fair market value of the number of shares of Common Stock covered by the right over the exercise price per share subject to the right. Stock appreciation rights may be granted separately or in tandem with a related Option. Payment may be made in a combination of shares of Common Stock or in cash, as determined by the Committee.

The consideration payable upon issuance or exercise of an award and any taxes related to an award must generally be paid in cash or check. However, the Committee, in its sole discretion, may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Committee may determine, authorize payment by the tender of Common Stock already owned by the participant for at least six months having a fair market value on the day prior to the exercise date equal to the aggregate Option exercise price, by delivery of a promissory note, by delivery of a properly executed exercise notice, together with irrevocable instruction (i) to a third-party designated by Data I/O to deliver to Data I/O the amount of sale or loan proceeds to pay the exercise price and withholding tax obligations and (ii) to Data I/O to deliver the certificates for such shares to the third-party, or by such other consideration as the Committee may permit. In addition, to assist a holder of award (excluding a holder who is an officer or director of Data I/O due to Sarbanes Oxley restrictions) in acquiring shares of Common Stock pursuant to an award granted under the 2000 Plan, the Committee, in its sole discretion, may authorize, either at the grant date or at any time before the acquisition of Common Stock pursuant to the award, the extension of a loan to the holder by Data I/O, the payment by the holder of the purchase price, if any, of the Common Stock in installments, or the guarantee by Data I/O of a loan obtained by the grantee from a third-party. Awards generally may be exercised at any time within three months after termination of a participant’s employment by, or consulting relationship with, Data I/O (but, only to the extent exercisable or payable at the time of termination). However, if termination is due to the participant’s death or disability, the award generally may be exercised for one year. Except as authorized by the Committee, no award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the 2000 Plan. The Board of Directors may amend, alter or discontinue the 2000 Plan or any award at any time, except that the consent of a participant is required if the participant’s rights under an outstanding award would be impaired. In addition, the shareholders of Data I/O must approve any amendment, alteration or discontinuance of the 2000 Plan that would (i) increase the total number of shares reserved under the 2000 Plan, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the 2000 Plan to comply with Section 422 of the Code, (iii) to the extent required by other applicable laws, rules or regulations or (iv) to the extent that the Board of Directors otherwise concludes that shareholder approval is advisable.

The 2000 Plan constitutes an unfunded plan for incentive and deferred compensation. Data I/O is not required to create trusts or arrangements to meet its obligations under the 2000 Plan to deliver stock or make payments.

In the event of a “change in control” of Data I/O, as defined in the 2000 Plan, in which the outstanding options do not remain outstanding or are not assumed by the surviving entity or replaced with comparable options, the vesting of outstanding “qualifying” awards under the 2000 Plan will, unless the applicable agreement with respect to the award or the Committee determines otherwise, subject to certain limitations, be accelerated in full. If outstanding options remain outstanding after a change of control or are assumed by the surviving entity or replaced with comparable options, subject to certain limitations, the vesting of outstanding “qualifying” options will be accelerated to the extent of 25% of the unvested portion thereof and the vesting of outstanding “qualifying” restricted stock awards will be accelerated to the extent of 25% of the unvested portion thereof. Further, if the holder of any “qualifying” award which remains outstanding or is assumed by the surviving entity in a change of control transaction is terminated involuntarily within 180 days of the change of control, the vesting of all options and other awards held by such person will be accelerated in full. A “qualifying” award is defined as an option or award that has been held for at least 180 days as of the change of control. A “change in control” is defined to include (i) a merger or consolidation of Data I/O in which more than 50% of the voting power of Data I/O’s outstanding stock outstanding after the transaction is owned by persons who are not shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of Data I/O’s assets.

Certain Federal Income Tax Consequences

THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Incentive Stock Options

Awards and Exercise of Options. ISOs are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. ISOs may be granted only to employees of Data I/O (including directors who are also employees). The recipient of an Option (the “Optionee”) does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the “Option Spread”) is includable in the Optionee’s “alternative minimum taxable income “ (“AMTI”) for purposes of the alternative minimum tax (“AMT”). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a “substantial risk of forfeiture” (including, in the case of each person subject to the reporting requirements of Section 16(b) of the Exchange Act). In addition, when stock is acquired subject to a “substantial risk of forfeiture”, an Optionee’s holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses or the Optionee files an election under Section 83(b) of the Code (a “Section 83(b) Election”).

Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date such shares where transferred to the Optionee, any gain from a sale of the shares other than to Data I/O should be taxable as capital gain. Under these circumstances, Data I/O would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a “Disqualifying Disposition”), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and Data I/O would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify Data I/O promptly after making a Disqualifying Disposition. If the stock is sold to Data I/O rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to Data I/O will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code.

Exercise With Stock. If an Optionee pays for ISO shares with shares of Data I/O acquired under an ISO or a qualified employee stock purchase plan (“Statutory Option Stock”), the tender of shares is a Disqualifying Disposition of the Statutory Option Stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the Statutory Option Stock are satisfied, or the shares were not acquired under a statutory stock option of Data I/O, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously-owned stock is used to exercise an ISO.

Nonqualified Stock Options

Awards and Exercise of Options. An Optionee is not taxable upon the award of an NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a “substantial risk of forfeiture”. If the shares are not subject to a “substantial risk of forfeiture”, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee’s tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a “substantial risk of forfeiture” and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income on the date the stock is no longer subject to a “substantial risk of forfeiture”, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee’s holding period will begin on the date of lapse.

Whether or not the shares are subject to a “substantial risk of forfeiture”, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes “supplemental wages” subject to a withholding of income and employment taxes by Data I/O, and Data I/O receives a corresponding income tax deduction.

Sale of Option Shares. Upon sale, other than to Data I/O, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee’s tax basis in the shares, which will be long-term gain or loss if the employee’s holding period in the shares is more than one year. If the stock is sold to Data I/O rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to Data I/O will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code.

Exercise With Stock. If the Optionee pays the option exercise price by tendering other shares of Common Stock of the Company then owned by the Optionee, the Optionee will recognize ordinary income in an amount equal to the fair market value of the number of shares received upon exercise of the option, which exceed the number of shares tendered by the Optionee.

If the surrendered shares are Statutory Option Stock as described above under “Incentive Stock Options”, with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the Statutory Option Shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

PROPOSAL 3: RATIFICATION OF THE CONTINUED APPOINTMENT OF AUDITORS

The Board of Directors requests that the shareholders ratify the continued appointment of Grant Thornton LLP to serve as Data I/O’s independent auditors for calendar year 2009. Grant Thornton LLP examined the consolidated financial statements of Data I/O for the year ended December 31, 2008. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders.

OTHER BUSINESS

As of the date of this Proxy Statement, Data I/O is not aware of any other business to be acted upon at the Annual Meeting. If any other business calling for a vote of the shareholders is properly presented at the meeting, the holders of the proxies will vote or refrain from voting in accordance with their best judgment.

SHAREHOLDER NOMINATIONS AND PROPOSALS FOR THE

2010 ANNUAL MEETING OF SHAREHOLDERS

Data I/O’s Bylaws provide that advance notice of nominations for the election of directors at a meeting of shareholders must be delivered to or mailed and received by Data I/O on or before February 13, 2010 in the case of an annual meeting of shareholders, and in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. The Bylaws also provide that advance notice of proposals or director nominees to be brought before an Annual Meeting by a shareholder must be submitted in writing and delivered to or mailed and received by Data I/O not later than 90 days prior to the date one year from the date immediately preceding the Annual Meeting of Shareholders.

Each notice of a nomination or proposal of business must contain, among other things: (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of stock of Data I/O entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and any material interest of such shareholder in any proposal to be submitted to the meeting; (iv) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) with respect to the nominations, the consent of each nominee to serve as a director of Data I/O if elected.

A copy of the full text of the provisions of Data I/O’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of Data I/O upon written request. The Bylaws may also be accessed online, as a Form 10K exhibit as referenced in our Annual Report on Form 10K. SEC rules establish a deadline for submission of shareholder proposals that are not intended to be included in Data I/O’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2010 Annual Meeting is February 13, 2010. If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, Data I/O’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2009 Annual Meeting.

Eligible shareholders who intend to have a proposal considered for inclusion in Data I/O’s proxy materials for presentation at the 2010 Annual Meeting must submit the proposal to Data I/O no later than December 16, 2009. Shareholders who intend to present a proposal at the 2010 Annual Meeting without inclusion of such proposal in Data I/O’s proxy materials are required to provide notice of such proposal to Data I/O no later than February 13, 2010.

To qualify as an “eligible” shareholder, a shareholder must have been a record or beneficial owner of at least one percent (1%) of Data I/O’s outstanding Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one (1) year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

Data I/O reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements, but only after Data I/O has notified the shareholder(s) who have submitted the proposal of the problem and such shareholder(s) have failed to correct it. This obligation to notify the appropriate shareholder(s) does not apply to the failure to submit such proposal prior to the deadlines discussed above.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Data I/O, none of whom will receive any additional compensation for their services. In addition, Data I/O may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph or messenger. Data I/O will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of solicitation of proxies will be paid by Data I/O.

Copies of our annual report on Form 10-K for the year ended December 31, 2008 are being mailed with this proxy statement to each shareholder of record. If you did not receive a copy of our annual report Form 10-K, you may obtain a copy (without exhibits) without charge by writing or calling c/o Secretary, 6464 185th Avenue NE, Suite 101, Redmond, WA 98052 (425) 881-6444. Copies of the exhibits to our annual report Form 10-K are available for a nominal fee or may be viewed at http://www.dataio.com/corporate/filings.asp or www.sec.gov in the EDGAR filing of our report.

By Order of the Board of Directors

/s/ Frederick R. Hume
Frederick R. Hume
President and Chief Executive Officer

Redmond, Washington

March 27, 2009

Appendix A

AUDIT COMMITTEE CHARTER

Amended and Restated by the Board of Directors of Data I/O Corporation on March 4, 2009

Composition:

The audit committee shall be composed of three or more directors, as determined by the board of directors. Each of the committee members shall meet the independence and financial literacy requirements of NASDAQ unless the Board determines, to the extent permitted by NASDAQ rules, no more than one individual who does not meet the independence requirements and who shall not serve for more than two years would bring valuable financial or accounting experience to the committee. In addition, at least one of the members shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless the board of directors designates a chair, the committee members may appoint their own chair by majority vote provided, however, that a committee member who does not meet the independence requirements of NASDAQ shall not serve as chair.

Statement of Policy:

The audit committee of the board of directors assists the board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. The Company shall provide for appropriate funding, as determined by the committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the committee.

Responsibilities:

1.         Appoint, oversee, evaluate and approve compensation for the company's independent auditor and, if so determined by the audit committee, replace the independent auditor. Establish policies and procedures for the review and pre-approval by the committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor.

2.         Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor’s independence required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence. Discuss such reports with the auditor and recommend that the board of directors take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4.         Instruct management, the independent auditor and any internal auditor that the committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in the company’s information and reporting systems.

5.         Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

6. Review the management letter delivered by the independent auditor in connection with the audit.

7.         Meet quarterly with management and the independent auditor to discuss the quarterly and annual financial statements prior to the filing of the Form 10Q and Form 10K; provided that this responsibility may be delegated to the chair of the audit committee.

8.         Meet at least once each year in separate executive session with the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

9.         Have such meetings with management and/or the independent auditor as the committee deems appropriate to discuss significant financial risk exposures facing the company and management’s plans for monitoring and controlling such exposures.

10.       Review significant changes to the company’s accounting principles and practices proposed by the independent auditor or management.

11.       Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee’s work.

12. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

13.       Periodically review and reassess the effectiveness of the audit committee and recommend any changes to the board of directors.

14.       Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement.

15.       Review and approve all reportable related-party or conflict-of-interest transactions (as defined by the relevant NASDAQ listing requirements) involving other members of the board of directors or the company’s senior management.

16.       Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17. Establish policies for the hiring of employees and former employees of the independent auditor.

18.       In the performance of its responsibilities, the audit committee is the representative of the shareholders. However, it is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Appendix B

DATA I/O CORPORATION

2000 STOCK COMPENSATION INCENTIVE PLAN

1.	PURPOSES

1.1  The purpose of the Data I/O Corporation 2000 Stock Compensation Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Data I/O Corporation, a Washington corporation (the “Company”), by offering opportunities to employees, persons to whom offers of employment have been extended, directors, officers, consultants, agents, advisors and independent contractors of Data I/O and its Subsidiaries (as defined in Section 2) to participate in Data I/O's growth and success, and to encourage them to remain in the service of Data I/O and its Subsidiaries and to acquire and maintain stock ownership in Data I/O.

2.	DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1	Acquired Entities.

“Acquired Entities” has the meaning given in Section 6.2.

2.2	Acquisition Transaction.

“Acquisition Transaction” has the meaning given in Section 6.2.

2.3	Award.

“Award” means a grant made to a Participant pursuant to the Plan, including, without limitation, grants of Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards or any combination of the foregoing.

2.4	Board.

“Board” means the Board of Directors of Data I/O.

2.5	Cause.

“Cause” means dishonesty, fraud, misconduct, disclosure of confidential information, conviction of, or a plea of guilty or no contest to, a felony under the laws of the United States or any state thereof, habitual absence from work for reasons other than illness, intentional conduct which causes significant injury to Data I/O, habitual abuse of alcohol or a controlled substance, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.6	Change in Control.

“Change in Control” means (i) the consummation of a merger or consolidation of Data I/O with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of Data I/O immediately prior to such merger, consolidation or other reorganization or (ii) the sale, transfer or other disposition of all or substantially all of Data I/O’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Data I/O’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Data I/O’s securities immediately before such transaction.

2.7	Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8	Common Stock.

“Common Stock” means the common stock, no par value, of Data I/O.

2.9	Disability.

“Disability” means a medically determinable mental or physical impairment or condition of the Holder which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Holder to be unable, in the opinion of the Plan Administrator on the basis of evidence acceptable to it, to perform his or her duties for Data I/O and, in the case of a determination of Disability for purposes of determining the exercise period for an Incentive Stock Option, to be engaged in any substantial gainful activity. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of the Holder’s termination of employment, service or contractual relationship.

2.10	Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11	Fair Market Value.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the NASDAQ Market, the mean between the high and low selling prices for the Common Stock as reported by the NASDAQ Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the mean between the high and low selling prices for the Common Stock as such prices are officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12	Grant Date.

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.13	Holder.

“Holder” means the Participant to whom an Award is granted or the personal representative of a Holder who has died.

2.14	Incentive Stock Option.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.15	Involuntary Termination.

“Involuntary Termination” means termination of the Holder’s service to Data I/O (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control by reason of (i) the involuntary discharge of such Holder by Data I/O (or the parent or subsidiary company employing such Holder) or the other party to the transaction constituting a Change in Control for reasons other than Cause or (ii) the voluntary resignation of the Holder following (A) a change in such Holder’s position with Data I/O (or its successor or the parent or subsidiary company that employs such Holder) or the other party to the transaction constituting a Change in Control that materially reduces such Holder’s level of authority or responsibility or (B) a reduction in such Holder’s compensation (including base salary, fringe benefits and participation in bonus or incentive programs based on corporate performance) by more than 20%.

2.16	Nonqualified Stock Option.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17	Option.

“Option” means the right to purchase Common Stock granted under Section 7.

2.18	Option Shares.

“Option Shares” means the shares of Common Stock issuable upon a Holder’s exercise of an Option granted under the Plan.

2.19	Other Stock-Based Award.

“Other Stock-Based Award” means an Award granted under Section 11.

2.20	Participant.

“Participant” means an individual who is a Holder of an Award or, as the context may require, any employee, director (including directors who are not employees), officer, consultant, agent, advisor or independent contractor of Data I/O or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.21	Plan Administrator.

“Plan Administrator” means the Board or any committee designated to administer the Plan under Section 3.1.

2.22	Qualifying Award.

“Qualifying Award” means an Option or an Award that is held by a person who had been an employee, director, consultant or agent to Data I/O for at least 180 days as of the effective date of a Change in Control.

2.23	Qualifying Shares.

“Qualifying Shares” means shares of Common Stock issued pursuant to a Qualifying Award which are subject to the right of Data I/O to repurchase some or all of such shares at the original purchase price (if any) upon termination of the Holder’s services to Data I/O.

2.24	Restricted Stock.

“Restricted Stock” means shares of Common Stock granted pursuant to a Stock Award under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.25	Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

2.26	Stock Appreciation Right.

“Stock Appreciation Right” means an Award granted under Section 9.

2.27	Stock Award.

“Stock Award” means an Award granted under Section 10.

2.28	Subsidiary.

“Subsidiary,” except as expressly provided otherwise, means any entity that is directly or indirectly controlled by Data I/O or in which Data I/O has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of Data I/O.

2.29	Unvested Portion.

“Unvested Portion” means the portion of a Qualifying Award or Qualifying Shares that is/are unvested as of the effective date of a Change in Control.

2.30	Vested Portion.

“Vested Portion” means the portion of a Qualifying Award or Qualifying Shares that is/are vested as of the effective date of a Change in Control.

3.	ADMINISTRATION

3.1	Plan Administrator.

The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. Any such committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Award). The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator." If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “Non-Employee Directors” as contemplated by Rule 16b-3 under the Exchange Act. The Board or Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to one or more senior executive officers or committees thereof, the members of which need not be members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2	Administration and Interpretation by the Plan Administrator.

Except for the terms, conditions and limitations explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its absolute discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, change and rescind rules and regulations of general application for the Plan's administration. This authority shall include the sole authority to correct any defect, supply any omission or reconcile any inconsistency in this Plan and make all other determinations necessary or advisable for the administration of the Plan and do everything necessary or appropriate to administer the Plan. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of Data I/O's officers as it so determines.

4.       STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares.

As of March 10, 2000, Data I/O has outstanding options with respect to 1,215,000 shares of Common Stock and 270,499 shares of Common Stock available for additional grants under the 2000 Plan and the Data I/O 1986 Employee Stock Option Plan (“1986 Plan”). Subject to adjustment from time to time as provided in Section 14.1, Awards of the authorized but unissued shares of Common Stock under the 1986 Plan, or shares of Common Stock that become available under the 1986 Plan as a result of the expiration or termination of options, may be granted under this Plan. Awards for an additional 300,000 shares of Common Stock shall also be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares. See also Section 18 for Plan amendments.

4.2	Limitations.

(a)     Subject to adjustment from time to time as provided in Section 14.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one (1) calendar year, except that Data I/O may make additional one-time grants to newly hired Participants of up to 100,000 shares per such Participant; such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

(b)     Subject to adjustment from time to time as provided in Section 14.1, not more than 100,000 shares of Common Stock may be made subject to Awards to any non-employee director in the aggregate in any one calendar year.

4.3	Reuse of Shares.

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) and any shares repurchased by Data I/O from a Holder upon exercise of a right of repurchase shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code if and to the extent applicable. Shares that are subject to tandem Awards shall be counted only once. Also, upon a stock-for-stock exercise only the net number of shares will be deemed to have been used under this Plan.

5.	ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and key employees of Data I/O and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to Data I/O and its Subsidiaries.

6.	AWARDS

6.1	Form and Grant of Awards.

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards and Other Stock-Based Awards. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of Data I/O.

6.2	Acquired Company Awards.

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old Award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (an “Acquisition Transaction”). If a written agreement pursuant to which an Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

7.	AWARDS OF OPTIONS

7.1	Grant of Options.

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2	Option Exercise Price.

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

7.3	Term of Options.

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall besix (6) years from the Grant Date.

7.4	Exercise of Options.

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option or otherwise set at the time of grant, the Option will be subject to the following: (a) 25% of the Option shall vest and become exercisable on each anniversary of the Grant Date such that the Option shall be fully vested on the fourth anniversary of the Grant Date; (b) in no event shall any additional Option Shares vest after termination of Holder’s employment by or service to Data I/O; and (c) the Plan Administrator may waive or modify the foregoing schedule at any time.

To the extent that the right to purchase shares has accrued there under, an Option may be exercised from time to time by written notice to Data I/O, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5	Payment of Exercise Price.

The exercise price for shares purchased under an Option shall be paid in full to Data I/O by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or check (unless, at the time of exercise, the Plan Administrator determines not to accept a personal check), except that the Plan Administrator, in its sole discretion, may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in cash and/or one or more of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to Data I/O's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) a promissory note delivered pursuant to Section 12; (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a third party designated by Data I/O to deliver promptly to Data I/O the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) Data I/O to deliver the certificates for such purchased shares directly  to such third party, all in accordance with the regulations of the Federal Reserve Board; or (d) such other consideration as the Plan Administrator may permit.

7.6	Post-Termination Exercises.

The Plan Administrator may establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, Data I/O or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.

If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only (a) within one (1) year if the termination of the Holder’s employment or services are coincident with Disability or (b) within three (3) months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of Data I/O or a Subsidiary if termination of the Holder’s employment or services is for any reason other than death or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder’s death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder’s death, by the personal representative of the Holder’s estate entitled thereto at any time or from time to time within one (1) year after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder’s employment or services for Cause, the Option shall automatically terminate upon first discovery by Data I/O of any reason for such termination and the Holder shall have no right to purchase any Shares pursuant to such Option, unless the Plan Administrator determines otherwise. If a Holder’s employment or services with Data I/O are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among Data I/O and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence or short-term break in service on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

8.	INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1	Dollar Limitation.

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of Data I/O) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two (2) or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options were granted.

8.2             10% Shareholders.

If a Participant owns more than 10% of the total voting power of all classes of Data I/O's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five (5) years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3	Eligible Employees.

Individuals who are not employees of Data I/O or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4	Term.

The term of an Incentive Stock Option shall not exceed ten (10) years.

8.5	Exercisability.

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three (3) months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total Disability, such Option must be exercised within one (1) year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

8.6	Taxation of Incentive Stock Options.

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date of the Incentive Stock Option and one (1) year from the date the shares are transferred to the Participant. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give Data I/O prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7	Promissory Notes.

The amount of any promissory note delivered pursuant to Section 12 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8	Incorporation of Other Provisions.

With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of this Plan.

9.	STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights.

The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2	Tandem Stock Appreciation Rights.

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to Data I/O all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3	Stand-Alone Stock Appreciation Rights.

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right. A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the term of the right, if not otherwise established by the Plan Administrator, shall be ten (10) years from the Grant Date.

9.4	Exercise of Stock Appreciation Rights.

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder’s employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

10.	STOCK AWARDS

10.1	Grant of Stock Awards.

The Plan Administrator is authorized to make Awards of Common Stock or of rights to receive shares of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with Data I/O or the achievement of performance goals related to (i) sales, gross margin, operating profits or profits, (ii) growth in sales, gross margin, operating profits or profits, (iii) return ratios related to sales, gross margin, operating profits or profits, (iv) cash flow, (v) asset management (including inventory management), or (vi) total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services or upon the occurrence of other events.

10.2	Issuance of Shares.

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, Data I/O shall transfer, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock covered by the Award.

10.3	Waiver of Restrictions.

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

11.	OTHER STOCK-BASED AWARDS

The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan’s purpose.

12.	LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

To assist a Holder (including a Holder who is an officer or director of Data I/O) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by Data I/O, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by Data I/O of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment, will be subject to the Plan Administrator's discretion; provided, however, that repayment of any Company loan to the Holder shall be secured by delivery of a full-recourse promissory note for the loan amount executed by the Holder, together with any other form of security determined by the Plan Administrator. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

13.	ASSIGNABILITY

Except as otherwise specified or approved by the Plan Administrator at the time of grant of an Award or any time prior to its exercise, no Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercise ability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that (i) any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award, (ii) the original Holder shall remain subject to withholding taxes upon exercise, (iii) any subsequent transfer of an Award shall be prohibited and (iv) the events of termination of employment or contractual relationship set forth in subsection 7.6 shall continue to apply with respect to the original transferor-Holder.

14.	ADJUSTMENTS

14.1	Adjustment of Shares.

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in Data I/O's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of Data I/O or of any other corporation or (b) new, different or additional securities of Data I/O or of any other corporation being received by the holders of shares of Common Stock of Data I/O, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

14.2	Dissolution, Liquidation or Change in Control Transactions.

(a)     In the event of the proposed dissolution or liquidation of Data I/O, Data I/O shall notify each Holder at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, all Awards will terminate immediately prior to the consummation of such proposed action.

(b)      Unless the applicable agreement representing an Option provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, a Qualifying Option which is not exercisable in full shall become exercisable in connection with a Change in Control which becomes effective before the Holder’s service to Data I/O terminates as follows:

(i)    If the Qualifying Option remains outstanding following the Change in Control, is assumed by the surviving entity or its parent, or the surviving entity or its parent substitutes options with substantially the same terms for such Qualifying Option, the vesting and exercise ability of the Qualifying Option shall be accelerated to the extent of 25% of the Unvested Portion thereof, and the remaining 75% of the Unvested Portion of such Qualifying Option shall vest in accordance with the vesting schedule set forth in the applicable Option agreement.

(ii)   If the Qualifying Option remains outstanding following the Change in Control, is assumed by the surviving entity or its parent, or the surviving entity or its parent substitutes options with substantially the same terms for such Qualifying Option and if the Holder thereof is subject to an Involuntary Termination within 180 days following such Change in Control, then all Options held by such Holder (or options issued in substitution thereof) shall become exercisable in full, whether or not the vesting requirements set forth in the Option agreement have been satisfied, for a period of 90 days commencing on the effective date of such Holder’s Involuntary Termination, or if shorter, the remaining term of the option.

(iii)  If a Qualifying Option does not remain outstanding, and either such Qualifying Option is not assumed by the surviving entity or its parent, or the surviving entity or its parent does not substitute options with substantially the same terms for such Qualifying Option, such Qualifying Option shall become exercisable in full, whether or not the vesting requirements set forth in the Option agreement have been satisfied, for a period prior to the effective date of such Change in Control of a duration specified by the Plan Administrator, and thereafter the Option shall terminate.

(c)       Unless the applicable agreement representing an Award provides otherwise, or unless the Plan Administrator determines otherwise in its sole and absolute discretion in connection with any Change in Control, the vesting of Qualifying Shares shall be accelerated, and Data I/O’s repurchase right with respect to such shares shall lapse, in connection with a Change in Control which becomes effective before such Holder’s service to Data I/O terminates as follows:

(i)    If Qualifying Options were outstanding at the effective time of the Change in Control and they are partially accelerated pursuant to Subsection (b)(i) above or if there were no Qualifying Options outstanding at the effective time of the Change in Control, the vesting of all Qualifying Shares shall be accelerated to the extent of 25% of the Unvested Portion thereof, and the remaining 75% of the Unvested Portion of such Qualifying Shares shall vest in accordance with the vesting schedule set forth in the applicable Award agreement.

(ii)   If the preceding clause (i) applied and if a Holder of Qualifying Shares is subject to an Involuntary Termination within 180 days following the same Change in Control, then all Qualifying Shares held by such Holder (or shares issued in substitution thereof) shall become vested in full, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

(iii)  If Qualifying Options were outstanding at the effective time of the Change in Control and they are accelerated in full pursuant to Subsection (b)(iii) above or otherwise, the vesting of all Qualifying Shares shall be accelerated in full, and Data I/O’s repurchase right with respect to all such shares shall lapse in full, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied.

(d)      Notwithstanding Subsections (b) and (c) above, if Data I/O and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if Data I/O’s independent public accountants and such other party’s independent public accountants separately determine in good faith that the transaction constituting a Change in Control would qualify for treatment as a “pooling of interests” but for the acceleration of vesting provided for in Subsections (b) and (c) above, then the acceleration of exercisability or the lapse of Data I/O’s right to repurchase shall not occur to the extent that Data I/O’s independent public accountants and such other party’s independent public accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting for such transaction.

14.3	Further Adjustment of Awards.

Subject to the preceding Section 14.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control of Data I/O, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards.

Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, dissolution, liquidation or Change in Control that is the reason for such action. Without limiting the generality of the foregoing, if Data I/O is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the Holder’s consent, may provide for:

(a)	the continuation of such outstanding Award by Data I/O (if Data I/O is the surviving corporation);

(b)	the assumption of the Plan and some or all outstanding Awards by the surviving corporation or its parent;

(c)       the substitution by the surviving corporation or its parent of Awards with substantially the same terms for such outstanding Awards; or

(d)	the cancellation of such outstanding Awards with or without payment of any consideration.

14.4	Limitations.

The grant of Awards will in no way affect Data I/O's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5	Fractional Shares.

In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

15.	WITHHOLDING

Data I/O may require the Holder to pay to Data I/O in cash the amount of any withholding taxes that Data I/O is required to withhold with respect to the grant, exercise, payment or settlement of any Award. Data I/O shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from Data I/O to the Participant an amount equal to such taxes. Data I/O may also deduct from any Award any other amounts due from the Participant to Data I/O or a Subsidiary.

16.     AMENDMENT AND TERMINATION OF PLAN

16.1	Amendment of Plan.

The Plan may be amended by the Board in such respects as it shall deem advisable including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will increase the aggregate number of shares as to which Incentive Stock Options may be granted or change the class of persons eligible to participate. Amendments made to the Plan which would constitute “modifications” to Incentive Stock Options outstanding on the date of such Amendments shall not be applicable to such outstanding Incentive Stock Options but shall have prospective effect only. The Board may condition the effectiveness of any amendment on the receipt of shareholder approval at such time and in such manner as the Board may consider necessary for Data I/O to comply with or to avail Data I/O, the Holders or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Whenever shareholder approval is sought, and unless required otherwise by applicable law or exchange requirements, the proposed action shall require the affirmative vote of holders of a majority of the shares present, entitled to vote and voting on the matter without including abstentions or broker non-votes in the denominator.

16.2	Termination Of Plan.

Data I/O's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten (10) years after the earlier of the Plan's adoption by the Board or approval by the shareholders.

17.	GENERAL

17.1	Award Agreements.

Awards granted under the Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan.

17.2	Continued Employment or Services; Rights In Awards.

None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of Data I/O any right to be retained in the employ of Data I/O or limit Data I/O's right to terminate the employment or services of the Participant.

17.3	Registration; Certificates For Shares.

Data I/O shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. Data I/O may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for Data I/O deems necessary or desirable for compliance by Data I/O with federal and state securities laws.

Inability of Data I/O to obtain, from any regulatory body having jurisdiction, the authority deemed by

Data I/O's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve Data I/O of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

17.4        No Rights As A Shareholder.

No Option, Stock Appreciation Right or Other Stock-Based Award shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

17.5	Compliance With Laws And Regulations.

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

17.6	No Trust Or Fund.

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require Data I/O to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of Data I/O.

17.7	Severability.

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.	EFFECTIVE DATE

The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by Data I/O's shareholders at any time within twelve (12) months of such adoption.

Original Plan adopted by the Board on February 28, 2000 and approved by Data I/O's shareholders in May 2000. The Plan was amended and approved by the Board and Data I/O's shareholders in 2002 to add an additional 200,000, and in 2004 to add an additional 300,000, and in 2006 to add an additional 300,000 shares of Common Stock to be reserved for issuance under the Plan.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Please mark your votes as indicated in this example [X]

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
ITEM 1.	Election of Directors Nominees: 01 Paul A. Gary 02 Fredrick R. Hume 03 Steven M. Quist 04 William R. Walker	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions

____

		FOR	AGAINST	ABSTAIN
ITEM 2.	Proposal to approve the amendment to the Data I/O Corporation 2000 Stock Compensation Incentive Plan as described in the proxy statement for the 2009 Annual Meeting of Shareholders.	☐	☐	☐
ITEM 3.	Proposal to ratify the continued appointment of Grant Thornton LLP as the Company's independent auditors.	☐	☐	☐

ITEM 4. The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature ______________________ Signature ______________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

DATA I/O CORPORATION

INTERNET
http://www.proxyvoting.com/daio

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.dataio.com/corporate/filings.asp

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS DATA I/O CORPORATION

The undersigned hereby appoints Frederick R. Hume, and Joel S. Hatlen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Data I/O Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 14, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed on this proxy card.The Board of Directors recommends a vote FOR all nominees, FOR the proposal to approve the amendment to the Data I/O Corporation 2000 Stock Compensation Incentive Plan and FOR ratification of the continued appointment of Grant Thornton LLP as the Company's independent auditors. If no specification is made, all shares represented by this proxy will be voted FOR all of said nominees, FOR the proposal to approve the amendment to the Data I/O Corporation 2000 Stock Compensation Incentive Plan and FOR ratification of the continued appointment of Grant Thornton LLP as the Company's independent auditors, and will be voted on all other matters which may come before the meeting or any adjournment thereof.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲

You can now access your DATA I/O CORPORATION account online.

Access your DATA I/O CORPORATION shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for DATA I/O CORPORATION, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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